UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

Third Amended and Restated Loan and Security Agreement

On April 29, 2016, United Natural Foods, Inc. (the “Company”) amended and restated its senior secured credit facility pursuant to the terms of a Third Amended and Restated Loan and Security Agreement (the “Credit Agreement”) by and among the Company and United Natural Foods West, Inc. (collectively, the “U.S. Borrowers”), and UNFI Canada, Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the financial institutions that are parties thereto as lenders (collectively, the “Lenders”), Bank of America, N.A. as administrative agent for the Lenders (the “Administrative Agent”), Bank of America, N.A. (acting through its Canada branch), as Canadian agent for the Lenders (the “Canadian Agent”), and the other parties thereto.

The material terms of the Credit Agreement are as follows:

Availability

The Credit Agreement provides for a senior secured revolving loan facility (the “Credit Facility”) of up to an aggregate amount of $900.0 million (the loans thereunder, the “Loans”), of which up to (i) $850.0 million is available to the U.S. Borrowers and (ii) $50.0 million is available to the Canadian Borrower.  The Credit Agreement also provides for (i) a $50.0 million sublimit of availability for letters of credit of which there is a further $4.0 million sublimit for the Canadian Borrower, and (ii) a $45.0 million sublimit for short-term borrowings on a swingline basis of which there is a further $3.5 million sublimit for the Canadian Borrower. Under the Credit Agreement, the Borrowers may, at their option, increase the aggregate amount of the Credit Facility in an amount of up to $600.0 million (but in not less than $10.0 million increments) without the consent of any Lenders not participating in such increase, subject to certain customary conditions and Lenders committing to provide the increase in funding. There can be no assurance that additional funding would be available.

Availability under the Credit Facility is subject to a borrowing base (the “Borrowing Base”), which is based on 90% of eligible accounts receivable plus 90% of the net orderly liquidation value of eligible inventory of the Borrowers, after adjusting for customary reserves that are subject to the Administrative Agent’s discretion. The aggregate amount of the Loans made and letters of credit issued under the Credit Facility shall at no time exceed the lesser of the Credit Facility amount ($900.0 million or, if increased at the Borrowers’ option as described above, up to $1.5 billion) or the Borrowing Base. To the extent that the Borrowers’ eligible accounts receivable and eligible inventory decline, the Borrowing Base will decrease, and the availability under the Credit Facility may decrease below $900.0 million.

Maturity

The commitments under the Credit Facility expire on April 29, 2021, and any Loans then outstanding will be payable in full at that time.

Guarantees and Collateral

The Borrowers’ obligations under the Credit Facility are guaranteed by most of the Company’s wholly-owned subsidiaries who are not also Borrowers (collectively, the “Guarantors”).  The U.S. Borrowers’ obligations under the Credit Facility and the Guarantors’ obligations under the related guarantees are secured by all of the U.S. Borrowers’ and the Guarantors’ accounts receivable, inventory and certain other assets arising therefrom or related thereto (including, without limitation, substantially all of their deposit accounts).  The Canadian Borrower’s obligations under the Credit Facility are secured by all of the Borrowers’ and the Guarantors’ accounts receivable, inventory and certain other assets arising therefrom or related thereto (including, without limitation, substantially all of their deposit accounts).

Interest and Fees

The borrowings of the U.S. Borrowers under the Credit Facility bear interest at rates that, at the Company’s option, can be either:

•                  A base rate generally defined as the sum of (i) the highest of (x) the Administrative Agent’s prime rate, (y) the average overnight federal funds effective rate plus one-half percent (0.50%) per annum and (z) one-month LIBOR plus one percent (1%) per annum and (ii) an applicable margin; or

•                  A LIBOR rate generally defined as the sum of (i) the London Interbank Offered Rate (as published on the applicable Reuters screen page, or other commercially available source) and (ii) an applicable margin.

The initial applicable margin for base rate loans is 0.25%, and the initial applicable margin for LIBOR loans is 1.25%.  Commencing on the first day of the calendar month following the Administrative Agent’s receipt of the Company’s financial statements for the fiscal quarter ending on or about April 29, 2017, and quarterly thereafter, the applicable margins for borrowings by the U.S. Borrowers will be subject to adjustment based upon the aggregate availability under the Credit Facility.  Interest on the U.S. Borrowers’ borrowings is payable monthly in arrears for base rate loans and at the end of each interest rate period (but not less often than quarterly) for LIBOR loans.

The borrowings of the Canadian Borrower under the Credit Facility bear interest at rates that, at the Canadian Borrower’s option, can be either:

•                  A prime rate generally defined as the sum of (i) the highest of (x) 30-day Reuters Canadian Deposit Offering Rate for bankers’ acceptances plus one-half percent (0.50%) per annum, (y) the prime rate of Bank of America, N.A.’s Canada branch, and (z) a bankers’ acceptance equivalent rate for a one month interest period plus one percent (1%) per annum and (ii) an applicable margin; or

•                  A bankers’ acceptance equivalent rate generally defined as the sum of (i) the rate of interest per annum equal to the annual rates applicable to Canadian Dollar bankers’ acceptances on the “CDOR Page” of Reuter Monitor Money Rates Service, plus five (5) basis points, and (ii) an applicable margin.  This is the exclusive method of interest accrual for loans that are not Canadian swingline loans, Canadian overadvance loans or Canadian protective advances.

The initial applicable margin for prime rate loans is 0.25%, and the initial applicable margin for bankers’ acceptance equivalent rate loans is 1.25%.  Commencing on the first day of the calendar month following the Administrative Agent’s receipt of the Company’s financial statements for the fiscal quarter ending on or about April 29, 2017, and quarterly thereafter, the applicable margins for borrowings by the Canadian Borrower will be subject to adjustment based upon the aggregate availability under the Credit Facility.  Interest on the Canadian Borrower’s borrowings is payable monthly in arrears for prime rate loans and at the end of each interest rate period (but not less often than quarterly) for bankers’ acceptance equivalent rate loans.

Unutilized commitments under the Credit Facility are subject to a per annum fee of 0.30% if the total outstandings were less than 25% of the aggregate commitments, or a per annum fee of 0.25% if such total outstandings were 25% or more of the aggregate commitments.

The Borrowers are also required to pay a letter of credit fronting fee to each letter of credit issuer equal to 0.125% per annum of the stated amount of each such letter of credit (or such other amount as may be mutually agreed by the Borrowers and the applicable letter of credit issuer), as well as a fee to all lenders equal to the applicable margin for LIBOR or bankers’ acceptance equivalent rate loans, as applicable, times the average daily stated amount of all outstanding letters of credit.

The Company is also required to pay certain customary fees to the Administrative Agent.

Certain Covenants and Representations and Warranties

The Credit Agreement includes negative covenants that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions. The Credit Agreement also includes a financial covenant that requires the ratio of the Company’s consolidated EBITDA (as defined in the Credit Agreement) minus the unfinanced portion of Capital Expenditures (as defined in the Credit Agreement) to the Company’s consolidated Fixed Charges (as defined in the Credit Agreement) to be at least 1.00 to 1.00 as of the end of any period of four fiscal quarters while Aggregate Availability (as defined in the Credit Agreement) is less than the greater of (i) $65.0 million and (ii) 10% of the aggregate borrowing base.

The Credit Agreement also contains other customary affirmative and negative covenants and customary representations and warranties that must be accurate in order for the Borrowers to borrow under the Credit Facility.

Events of Default

The Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Credit Facility to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the Credit Agreement.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Credit Agreement. The above description is qualified in its entirety by reference to the complete Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Term Loan Agreement

On April 29, 2016, the Company entered into a First Amendment Agreement (the “Amendment”) by and among the Company, Albert’s Organics, Inc. (“Albert’s” and together with the Company, the “Term Loan Borrowers”), the financial institutions that are party to the Term Loan Agreement (as defined below) as lenders (the “Term Loan Lenders”) and Bank of America, N.A., as administrative agent for the Term Loan Lenders (the “Term Loan Administrative Agent”), which amends that certain Term Loan Agreement dated August 14, 2014 by and among the Term Loan Borrowers, the Term Loan Lenders and the Term Loan Administrative Agent (the “Term Loan Agreement”).

The Amendment changes the terms of the Term Loan Agreement to reflect the Credit Agreement. As amended, the Term Loan Agreement will terminate on the earlier of (a) August 14, 2022 and (b) the date that is ninety days prior to the termination date of the Credit Agreement. The Amendment makes certain other immaterial changes to the terms of the Term Loan Agreement, including changes to reflect the prior joinders of certain subsidiaries of the Company as guarantors under the Term Loan Agreement. This description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)                                 The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1*+

Third Amended and Restated Loan and Security Agreement dated April 29, 2016, by and among United Natural Foods, Inc. and United Natural Foods West, Inc., as U.S. Borrowers, UNFI Canada, Inc., as Canadian Borrower, the Lenders party thereto, Bank of America, N.A. as Administrative Agent for the Lenders, Bank of America, N.A. (acting through its Canada branch), as Canadian Agent for the Lenders and the other parties thereto.

10.2*+

First Amendment Agreement dated April 29, 2016, by and among United Natural Foods, Inc. and Albert’s Organics, Inc., as Borrowers, the Lenders that are party to the Term Loan Agreement dated August 14, 2014, and Bank of America, N.A. as Administrative Agent.

* Filed herewith.

+ Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

	By:	/s/ Michael P. Zechmeister
	Name:	Michael P. Zechmeister
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: May 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1*+

Third Amended and Restated Loan and Security Agreement dated April 29, 2016, by and among United Natural Foods, Inc. and United Natural Foods West, Inc., as U.S. Borrowers, UNFI Canada, Inc., as Canadian Borrower, the Lenders party thereto, Bank of America, N.A. as Administrative Agent for the Lenders, Bank of America, N.A. (acting through its Canada branch), as Canadian Agent for the Lenders and the other parties thereto.

10.2*+

First Amendment Agreement dated April 29, 2016, by and among United Natural Foods, Inc. and Albert’s Organics, Inc., as Borrowers, the Lenders that are party to the Term Loan Agreement dated August 14, 2014, and Bank of America, N.A. as Administrative Agent.

* Filed herewith.

+ Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the United States Securities and Exchange Commission.